Exhibit 99

News Release

Contact
Bev Fleming, Investor Relations	or	John O’Connell, Public Relations
(312) 444-7811		(312) 444-2388
http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS RECORD FULL YEAR 2007 OPERATING

EARNINGS OF $3.66 PER SHARE, UP 22% FROM THE PRIOR YEAR.

REPORTED EARNINGS ARE $3.24 PER SHARE, UP 8% FROM THE PRIOR YEAR.

- Record Fourth Quarter Operating Earnings of $.97 Per Share Compared With $ .77 in the Prior Year Fourth Quarter -

(Chicago, January 16, 2008) Northern Trust Corporation today reported fourth quarter net income per common share of $.55 compared with $.77 reported in the fourth quarter of 2006. Net income was $125.0 million compared with $170.8 million in the fourth quarter of last year. Reported earnings were significantly impacted by the previously disclosed $150 million pre-tax charge ($.42 per share) for accruals related to certain indemnifications of Visa Inc. (“Visa”). Excluding the effect of these charges, fourth quarter net operating earnings per common share was $.97, an increase of 26% from $.77 reported in 2006. Net operating earnings were up 28% to $219.2 million compared with $170.8 million in the fourth quarter of last year.

For the full year, Northern Trust reported record net income per common share of $3.24 for 2007, an increase of 8% from $3.00 per share a year ago. Net income increased 9% to $726.9 million, up from $665.4 million last year. This performance resulted in a return on average common equity of 17.46%. Excluding the Visa related indemnification charges, net operating earnings per common share was $3.66 for 2007, an increase of 22% from $3.00 per share a year ago. Net operating earnings increased 23% to $821.1 million, up from $665.4 million last year.

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($ In Millions Except Per Share Data)	4th Quarter		2007
	Amount	Per Share	Amount	Per Share
Reported Earnings	$125.0	$.55	$726.9	$3.24
Visa Indemnification Charges (net of $55.8 tax effect)	94.2	.42	94.2	.42
Operating Earnings	$219.2	$.97	$821.1	$3.66

Northern Trust is providing operating earnings in addition to its reported results prepared in accordance with generally accepted accounting principles in order to provide investors and others with a clearer indication of the results and trends in Northern Trust’s core businesses.

Frederick H. Waddell, President and Chief Executive Officer, commented, “Our focused business model continued to generate excellent results in the fourth quarter amidst a challenging capital and credit market environment. Record operating earnings for the quarter and full year were driven by strong growth in trust, investment and other servicing fees, foreign exchange trading income, and net interest income, while the quality of our loan portfolio continued to be exceptionally strong.

Northern Trust’s success in the marketplace was evidenced by double-digit growth in client assets, with assets under custody increasing 17% to $4.1 trillion, global custody assets growing 23% to $2.1 trillion, and assets under management increasing 9% to $757.2 billion, versus last year. We enter 2008 in excellent financial condition with a continued focus on serving the needs of personal and institutional clients.”

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VISA LITIGATION RELATED CHARGES

In October 2007, Northern Trust, as a member bank of Visa U.S.A. Inc. (“Visa U.S.A.”), received shares of restricted stock in Visa Inc. (“Visa”) as a result of its participation in the global restructuring of Visa U.S.A., Visa Canada Association, and Visa International Service Association in preparation for an initial public offering by Visa. Northern Trust and other Visa U.S.A. member banks are obligated to share in potential losses resulting from certain indemnified litigation involving Visa. As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Northern Trust on November 13, 2007, Visa announced on November 7, 2007 the settlement of the litigation that involved American Express, and accordingly, Northern Trust recorded a charge of $50 million for its proportionate share of this settlement.

We understand that the SEC provided further guidance in December 2007 on the accounting treatment for the contingent obligation to indemnify Visa under its bylaws (as those bylaws were modified at the time of the Visa restructuring on October 3, 2007), for potential losses arising from indemnified litigation that has not yet settled, clarifying that a member bank such as Northern Trust must recognize its obligation at its estimated fair value. While the estimation of any potential losses is highly judgmental, Northern Trust has recorded in the fourth quarter of 2007 an additional liability and corresponding expense of $100 million pre-tax for the remaining litigation. This results in a total Visa litigation related accrual of $150 million and a reduction in fourth quarter net income of $94.2 million, or $.42 per diluted common share.

Visa has previously stated that payments related to the above litigation matters will be funded from an escrow account to be established with a portion of the proceeds from its planned initial public offering. Northern Trust continues to expect that its proportional share of the proceeds of the planned initial public offering by Visa will more than offset any liabilities related to Visa litigation.

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FOURTH QUARTER PERFORMANCE HIGHLIGHTS

Northern Trust’s fourth quarter consolidated revenues reached $972.8 million, up 25% from last year’s fourth quarter. Trust, investment and other servicing fees increased 19% from last year to $547.2 million and represented 56% of fourth quarter revenues. Total fee-related income increased 27% to $726 million and represented 75% of total revenues. Net interest income rose 19% to a record $246.8 million and foreign exchange trading income reached a record $111.2 million, increasing 105% from last year’s fourth quarter.

Trust, investment and other servicing fees from Corporate & Institutional Services (C&IS) increased 24% from the year-ago quarter to $314.6 million, reflecting strong new business and higher equity markets. The largest component of C&IS fees is custody and fund administration fees, which increased 29% to a record $167.7 million. Securities lending fees totaled $55.1 million, up 32% compared with the fourth quarter last year, reflecting higher volumes, partially offset by lower yields earned in one mark-to-market investment fund used in our securities lending activities. Fees from asset management in the quarter grew 12% from the prior year to a record $74.9 million. C&IS assets under custody totaled $3.8 trillion, up 17% from a year ago, and included $2.1 trillion of global custody assets, a 23% increase compared with a year ago. C&IS assets under management totaled $608.9 billion, an 8% increase from the prior year.

Trust, investment and other servicing fees from Personal Financial Services (PFS) in the quarter increased 14% and totaled a record $232.6 million compared with $203.8 million a year ago. The increase in PFS fees resulted primarily from strong new business and higher equity markets. Revenue growth continued to be broad-based, with all regions and the Wealth Management Group reporting year-over-year increases in fees. PFS assets under custody totaled $332.3 billion, an 18% increase from $281.9 billion in the prior year. PFS assets under management totaled $148.3 billion, a 10% increase from $134.7 billion last year.

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FOURTH QUARTER PERFORMANCE HIGHLIGHTS (continued)

Foreign exchange trading income reached a record of $111.2 million, up 105% or $56.9 million from the performance in last year’s fourth quarter. The results reflect continued strong client volumes and higher currency volatility.

Revenues from security commissions and trading income equaled $20.4 million, up 30% from the prior year. Other operating income was $30.5 million for the fourth quarter compared with $24.9 million in the same period last year.

Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled a record $246.8 million, up 19% from $206.6 million reported in the prior year quarter. The increase reflects higher levels of average earning assets and an increase in the net interest margin. Average earning assets of $56.2 billion were 14% higher than a year ago driven by growth in short term money market assets, and loans and leases. The net interest margin equaled 1.74%, up from 1.67% in the prior year quarter. Implementation of FASB Staff Position No. 13-2, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction” (FSP 13-2), effective January 1, 2007, reduced current quarter net interest income on a fully taxable equivalent basis by approximately $3.5 million. The full year impact of FSP 13-2 reduced net interest income by approximately $13 million.

The reserve for credit losses at December 31, 2007 of $160.2 million increased $5.7 million from the September 30, 2007 balance. The provision for credit losses was $8.0 million in the current quarter, and net charge-offs totaled $2.3 million compared with $.4 million in the fourth quarter last year. Nonperforming loans totaled $23.2 million at December 31, 2007, compared with $23.4 million at September 30, 2007 and $35.7 million at December 31, 2006. The reserve for credit losses of $160.2 million included $12.1 million allocated to loan commitments and other off-balance sheet exposures. The remaining $148.1 million reserve assigned to loans and leases at December 31, 2007 represented a reserve to loan and lease ratio of .58%, compared with .57% at September 30, 2007 and .62% a year ago. Nonperforming loans of $23.2 million at quarter-end represented .09% of total loans and leases and were covered 6.4 times by the assigned reserve.

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FOURTH QUARTER PERFORMANCE HIGHLIGHTS (continued)

Noninterest expenses totaled $782.4 million for the quarter, up 52% from $514.6 million in the year-ago quarter. The current quarter includes the $150 million of Visa related indemnification charges previously discussed. Without these charges, noninterest expenses would have totaled $632.4 million, up 23% from last year’s fourth quarter.

Compensation and employee benefit expenses totaled $345.1 million, up $68.1 million or 25% compared with last year. The current quarter increase was driven by higher performance-based compensation, higher staff levels, annual salary increases, and higher employment taxes and health-care costs. Staff on a full-time equivalent basis at December 31, 2007 totaled 10,918, up 12% from a year ago.

The expenses associated with outside services totaled $109.1 million, up $20.1 million or 23% from $89.0 million last year. The current quarter increase reflects volume driven growth in global subcustody and investment manager sub-advisor expenses, and higher expenses for technical and consulting services.

The remaining expense categories totaled $328.2 million, an increase of $179.6 million from last year. The increase is primarily a result of the $150 million of Visa related indemnification charges. The increase also reflects significantly higher charges from securities processing activities, primarily as the result of two charges totaling approximately $11 million, and increased business promotion and advertising expenses.

The provision for income taxes was $42.7 million resulting in an effective tax rate of 25.5%. In the prior year quarter, the provision for income taxes was $71.3 million and the effective tax rate was 29.5%. The lower effective rate for the current quarter relates to a lower level of taxable earnings, lower U.S. federal and state income tax provisions due to a higher proportion of income generated in tax jurisdictions outside the U.S. with more favorable tax rates, and a net reduction in state income tax reserves.

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FOURTH QUARTER PERFORMANCE VS. THIRD QUARTER

Net income per common share of $.55 for the fourth quarter decreased 41% from $.93 per share reported in the third quarter of 2007. Net income decreased 40% to $125.0 million, down from $208.3 million in the third quarter. Excluding the effect of the Visa related indemnification charges, operating earnings per common share was $.97, an increase of 4%.

Consolidated revenues increased $80.3 million to $972.8 million. Trust, investment and other servicing fees increased $38.4 million or 8% in the quarter. C&IS fees increased $32.6 million or 12% due to higher securities lending and custody and fund administration fees. PFS fees increased $5.8 million or 3%. Net interest income increased $18.4 million or 8% in the quarter primarily resulting from higher levels of average earning assets and an improvement in the net interest margin. Foreign exchange trading income increased $19.3 million or 21%. A gain of $6.3 million was recognized in the third quarter on the sale of investment securities.

The provision for credit losses totaled $8.0 million in the fourth quarter, compared with $6.0 million in the third quarter of 2007.

Noninterest expense totaled $782.4 million in the fourth quarter, an increase of $215.8 million or 38% from the third quarter of 2007. Excluding the Visa related indemnification charges, expenses increased 12%. Compensation and employee benefits increased $28.5 million, primarily the result of higher staff levels and performance-based compensation, pension, employment taxes and health care costs.

Outside services totaled $109.1 million compared with $99.3 million in the third quarter, reflecting higher expenses for consulting and other purchased services.

Other noninterest expense categories totaled $328.2 million, up from $150.7 million in the third quarter of 2007. The current quarter reflects the $150 million Visa related indemnification charges, higher charges related to securities processing activities, and expense increases associated with business promotion, advertising, equipment and software.

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FOURTH QUARTER PERFORMANCE VS. THIRD QUARTER (continued)

The provision for income taxes was $42.7 million in the current quarter resulting in an effective tax rate of 25.5%. This compares with a provision of $92.8 million in the third quarter of 2007 and an effective tax rate of 30.8%. The lower effective tax rate for the current quarter primarily reflects the impact of lower pre-tax earnings.

BALANCE SHEET

Assets averaged $64.8 billion for the quarter, up 13% from last year’s fourth quarter average of $57.3 billion. The securities portfolio averaged $10.1 billion, down 26% from last year, primarily reflecting a decrease in the average balance of government sponsored agency securities. Loans and leases averaged $24.0 billion, up 13%. Money market assets averaged $22.0 billion for the quarter, an increase of 54% from the prior year. The increase in earning assets was primarily funded by growth in non-U.S. office deposits.

Residential mortgages averaged $9.1 billion in the quarter, up 5% from the prior year’s fourth quarter, and represented 38% of the total average loan and lease portfolio. Commercial loans averaged $5.4 billion, up 17% from $4.7 billion last year, while personal loans averaged $3.5 billion, up 13% from last year’s fourth quarter. Loans outside the U.S. increased $551.3 million on average from the prior year quarter to $1.8 billion.

Stockholders’ equity averaged $4.4 billion, up 11% from last year’s fourth quarter. The increase primarily reflects the retention of earnings offset in part by the impact of adopting new accounting standards and the repurchase of common stock pursuant to the Corporation’s share buyback program. During the fourth quarter, the Corporation repurchased 1,183,559 shares at a cost of $88.0 million ($74.36 average price per share). An additional 8.7 million shares are authorized for repurchase after December 31, 2007 under the current share buyback program.

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FULL-YEAR PERFORMANCE HIGHLIGHTS

Net income per common share of $3.24 for the year ended December 31, 2007 was 8% higher than the $3.00 reported in 2006. Net income was $726.9 million compared with $665.4 million earned last year and resulted in a return on average common equity of 17.46% and a return on average assets of 1.20%. Full-year performance was negatively impacted by the $150 million of Visa related indemnification accruals recorded in the current quarter and discussed previously. Excluding the Visa charges, operating earnings per common share was $3.66 for 2007, an increase of 22% from $3.00 per share a year ago. Net operating earnings increased 23% to $821.1 million, up from $665.4 million last year.

Revenues of $3.57 billion were up 17% from $3.06 billion last year. Trust, investment and other servicing fees were $2.08 billion for the year, up 16% compared with $1.79 billion last year. Trust, investment and other servicing fees represented 58% of revenues and total fee-related income represented 75% of total revenues.

Trust, investment and other servicing fees from C&IS increased 17% to $1.18 billion from $1.01 billion a year ago. Custody and fund administration fees increased 22% to $615.2 million, reflecting strong growth in global fees. Securities lending fees totaled $207.1 million compared with $191.5 million last year, reflecting higher volumes, partially offset by lower yields earned in one mark-to-market investment fund used in our securities lending activities. Fees from asset management grew 13% to $290.6 million.

Trust, investment and other servicing fees from PFS increased 15% and totaled $897.8 million compared with $779.2 million a year ago. The increase resulted primarily from strong new business results and higher equity markets. Revenue growth continued to be broad-based, with all regions and the Wealth Management Group reporting year-over-year increases in fees.

Foreign exchange trading income increased 42% and totaled $351.3 million for the year compared with $247.3 million last year. The increase reflects strong client volumes as well as higher currency volatility. Revenues from security commissions and trading income were $67.6 million compared with $62.7 million in the prior year. Other operating income was $109.1 million for the period compared with $97.8 million last year, and included second quarter gains on the sale of leased assets totaling $4.9 million, a $4.1 million loss on the sale of a subsidiary, and

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FULL-YEAR PERFORMANCE HIGHLIGHTS (continued)

other miscellaneous items. A gain of $6.3 million was recognized in the current year on the sale of investment securities.

Net interest income, stated on a fully taxable equivalent basis, totaled $894.1 million, an increase of 13% from $794.7 million reported in the prior year period. The increase reflects higher levels of average earning assets, partially offset by a decline in the net interest margin. Total average earning assets of $53.4 billion were 16% higher than a year ago. The net interest margin of 1.67% was down from 1.73% in the prior year, reflecting the impact of FSP 13-2, the narrowing of the interest rate spread, and the significant growth in global custody-related deposits which have been invested primarily in short-term money market assets and securities.

The provision for credit losses was $18.0 million for the year compared with $15.0 million in 2006. Net charge-offs totaled $8.8 million compared with net charge-offs of $.2 million in 2006.

Noninterest expenses totaled $2.43 billion for the year, up 24% from $1.96 billion a year-ago. Compensation and employee benefit expenses of $1.27 billion represented 52% of total operating expenses. The current period expense increase reflects the impact of higher staff levels, higher performance-based compensation, annual salary increases, and higher employment taxes and health care costs.

Expenses associated with outside services totaled $386.2 million, up $70.0 million or 22% from last year, reflecting higher expenses for technical and consulting services and volume-driven growth in global subcustody and investment manager sub-advisor expenses.

The remaining expense categories totaled $770.9 million, up 41% from $546.5 million in 2006. The increase reflects the $150 million Visa related indemnification charges, significantly higher charges related to securities processing activities, increased litigation and computer software expense, higher occupancy costs, business promotion and advertising, and increased hiring and employee relocation costs.

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FULL-YEAR PERFORMANCE HIGHLIGHTS (continued)

Total income tax expense was $333.9 million for the year representing an effective rate of 31.5%. This compares with $358.8 million in income tax expense and an effective rate of 35.0% for 2006. The prior period tax provision included approximately $15 million of additional reserves related to leveraged leasing transactions compared to approximately $7 million in the current year. The effective tax rate in the current year benefited from lower U.S. federal and state income tax provisions due to a higher proportion of income generated in tax jurisdictions outside the U.S. with more favorable tax rates, a net reduction in state income tax reserves, and a reduction in net deferred tax liabilities resulting from new state tax legislation enacted during the third quarter.

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FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, dividend policy, expansion and business development plans, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2006 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

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WEBCAST OF FOURTH QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s fourth quarter earnings conference call will be webcast live on January 16, 2008. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcasts of the live call will be available on Northern Trust’s web site from 2:00 p.m. CT on January 16, 2008 through 5:00 p.m. CT on January 23, 2008. Participants will need Windows Mediatm software, which can be downloaded free through Northern’s web site. This earnings release can also be accessed at the above web address.

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NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	FOURTH QUARTER
	2007	2006	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$547.2	$458.2	19%
Foreign Exchange Trading Income	111.2	54.3	105
Treasury Management Fees	16.6	15.3	9
Security Commissions & Trading Income	20.4	15.6	30
Other Operating Income	30.5	24.9	23
Investment Security Gains, net	0.1	1.1	(98)

Total Noninterest Income	726.0	569.4	27

Interest Income (Taxable Equivalent)	729.7	639.9	14
Interest Expense	482.9	433.3	11

Net Interest Income (Taxable Equivalent)	246.8	206.6	19

Total Revenue (Taxable Equivalent)	972.8	776.0	25

Noninterest Expenses
Compensation	282.6	223.3	27
Employee Benefits	62.5	53.7	16
Outside Services	109.1	89.0	23
Equipment and Software Expense	59.2	56.8	4
Occupancy Expense	37.2	37.3	N/M
Visa Indemnification Charges	150.0	0.0	N/M
Other Operating Expenses	81.8	54.5	50

Total Noninterest Expenses	782.4	514.6	52

Provision for Credit Losses	8.0	2.0	300
Taxable Equivalent Adjustment	14.7	17.3	(15)

Income before Income Taxes	167.7	242.1	(31)
Provision for Income Taxes	42.7	71.3	(40)

NET INCOME	$125.0	$170.8	(27)%

Per Common Share
Net Income
Basic	$0.57	$0.78	(27)%
Diluted	0.55	0.77	(29)

Return on Average Common Equity	11.34%	17.14%
Average Common Equity	$4,371.3	$3,953.9	11%
Return on Average Assets	0.77%	1.18%

Common Dividend Declared per Share	$0.28	$0.25	12%

Average Common Shares Outstanding (000s)
Basic	220,355	218,012
Diluted	225,672	222,289
Common Shares Outstanding (EOP)	220,609	218,701

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.
(N/M)	Percentage change is either not meaningful or not applicable.
Note:	Certain reclassifications have been made to prior periods’ consolidated financial statements to place them on a basis comparable with the current period’s consolidated financial statements.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	TWELVE MONTHS
	2007	2006	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$2,077.6	$1,791.6	16%
Foreign Exchange Trading Income	351.3	247.3	42
Treasury Management Fees	65.3	65.4	N/M
Security Commissions & Trading Income	67.6	62.7	8
Other Operating Income	109.1	97.8	12
Investment Security Gains, net	6.5	1.4	346

Total Noninterest Income	2,677.4	2,266.2	18

Interest Income (Taxable Equivalent)	2,780.2	2,271.6	22
Interest Expense	1,886.1	1,476.9	28

Net Interest Income (Taxable Equivalent)	894.1	794.7	13

Total Revenue (Taxable Equivalent)	3,571.5	3,060.9	17

Noninterest Expenses
Compensation	1,038.2	876.6	18
Employee Benefits	234.9	217.6	8
Outside Services	386.2	316.2	22
Equipment and Software Expense	219.3	205.3	7
Occupancy Expense	156.5	145.4	8
Visa Indemnification Charges	150.0	0.0	N/M
Other Operating Expenses	245.1	195.8	25

Total Noninterest Expenses	2,430.2	1,956.9	24

Provision for Credit Losses	18.0	15.0	20
Taxable Equivalent Adjustment	62.5	64.8	(3)

Income before Income Taxes	1,060.8	1,024.2	4
Provision for Income Taxes	333.9	358.8	(7)

NET INCOME	$726.9	$665.4	9%

Per Common Share
Net Income
Basic	$3.31	$3.06	8%
Diluted	3.24	3.00	8

Return on Average Common Equity	17.46%	17.57%
Average Common Equity	$4,164.2	$3,786.7	10%
Return on Average Assets	1.20%	1.25%

Common Dividends Declared per Share	$1.03	$0.94	10%

Average Common Shares Outstanding (000s)
Basic	219,681	217,766
Diluted	224,316	221,784
Common Shares Outstanding (EOP)	220,609	218,701

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	FOURTH QUARTER	THIRD QUARTER
	2007	2007	% Change
Noninterest Income
Trust, Investment and Other Servicing Fees	$547.2	$508.8	8%
Foreign Exchange Trading Income	111.2	91.9	21
Treasury Management Fees	16.6	16.1	3
Security Commissions & Trading Income	20.4	18.2	12
Other Operating Income	30.5	22.8	34
Investment Security Gains, net	0.1	6.3	(98)

Total Noninterest Income	726.0	664.1	9

Interest Income (Taxable Equivalent)	729.7	720.9	1
Interest Expense	482.9	492.5	(2)

Net Interest Income (Taxable Equivalent)	246.8	228.4	8

Total Revenue (Taxable Equivalent)	972.8	892.5	9

Noninterest Expenses
Compensation	282.6	259.5	9
Employee Benefits	62.5	57.1	9
Outside Services	109.1	99.3	10
Equipment and Software Expense	59.2	53.6	10
Occupancy Expense	37.2	39.2	(5)
Visa Indemnification Charges	150.0	—	N/M
Other Operating Expenses	81.8	57.9	41

Total Noninterest Expenses	782.4	566.6	38

Provision for Credit Losses	8.0	6.0	33
Taxable Equivalent Adjustment	14.7	18.8	(22)

Income before Income Taxes	167.7	301.1	(44)
Provision for Income Taxes	42.7	92.8	(54)

NET INCOME	$125.0	$208.3	(40)%

Per Common Share
Net Income
Basic	$0.57	$0.95	(40)%
Diluted	0.55	0.93	(41)
Return on Average Common Equity	11.34%	19.51%
Average Common Equity	$4,371.3	$4,237.7	3%
Return on Average Assets	0.77%	1.35%

Common Dividend Declared per Share	$0.28	$0.25	12%

Average Common Shares Outstanding (000s)
Basic	220,355	219,915
Diluted	225,672	224,186
Common Shares Outstanding (EOP)	220,609	219,942

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	DECEMBER 31
	2007	2006	% Change (*)
Assets
Money Market Assets	$25,072.2	$16,790.3	49%
Securities
U.S. Government	5.1	1.0	408
Government Sponsored Agency and Other	7,999.1	11,460.1	(30)
Municipal	880.9	895.5	(2)
Trading Account	3.1	8.6	(65)

Total Securities	8,888.2	12,365.2	(28)
Loans and Leases	25,340.1	22,609.7	12

Total Earning Assets	59,300.5	51,765.2	15
Reserve for Credit Losses Assigned to Loans & Leases	(148.1)	(140.4)	5
Cash and Due from Banks	3,921.6	4,961.0	(21)
Trust Security Settlement Receivables	563.1	339.3	66
Buildings and Equipment, net	491.9	487.2	1
Other Nonearning Assets	3,482.2	3,299.9	6

Total Assets	$67,611.2	$60,712.2	11%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$9,561.9	$8,296.9	15%
Other Time	557.5	459.6	21
Non-U.S. Offices Time	30,975.4	25,748.8	20

Total Interest-Bearing Deposits	41,094.8	34,505.3	19
Short-Term Borrowings	5,337.9	7,748.6	(31)
Senior Notes and Long-Term Debt	3,612.9	3,029.8	19

Total Interest-Related Funds	50,045.6	45,283.7	11
Demand & Other Noninterest-Bearing Deposits	10,118.3	9,314.9	9
Other Liabilities	2,938.2	2,169.7	35

Total Liabilities	63,102.1	56,768.3	11
Common Equity	4,509.1	3,943.9	14

Total Liabilities and Stockholders’ Equity	$67,611.2	$60,712.2	11%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	DECEMBER 31	SEPTEMBER 30
	2007	2007	% Change
Assets
Money Market Assets	$25,072.2	$18,264.5	37%
Securities
U.S. Government	5.1	5.1	—
Government Sponsored Agency and Other	7,999.1	10,909.9	(27)
Municipal	880.9	884.2	N/M
Trading Account	3.1	4.3	(28)

Total Securities	8,888.2	11,803.5	(25)
Loans and Leases	25,340.1	24,908.1	2

Total Earning Assets	59,300.5	54,976.1	8
Reserve for Credit Losses Assigned to Loans & Leases	(148.1)	(143.2)	3
Cash and Due from Banks	3,921.6	3,871.5	1
Trust Security Settlement Receivables	563.1	338.7	66
Buildings and Equipment, net	491.9	478.7	3
Other Nonearning Assets	3,482.2	3,577.1	(3)

Total Assets	$67,611.2	$63,098.9	7%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$9,561.9	$9,297.7	3%
Other Time	557.5	539.4	3
Non-U.S. Offices Time	30,975.4	28,657.1	8

Total Interest-Bearing Deposits	41,094.8	38,494.2	7
Short-Term Borrowings	5,337.9	4,448.5	20
Senior Notes and Long-Term Debt	3,612.9	3,207.4	13

Total Interest-Related Funds	50,045.6	46,150.1	8
Demand & Other Noninterest-Bearing Deposits	10,118.3	9,174.6	10
Other Liabilities	2,938.2	3,414.8	(14)

Total Liabilities	63,102.1	58,739.5	7
Common Equity	4,509.1	4,359.4	3

Total Liabilities and Stockholders’ Equity	$67,611.2	$63,098.9	7%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)

	FOURTH QUARTER
	2007	2006	% Change (*)
Assets
Money Market Assets	$22,048.9	$14,277.1	54%
Securities
U.S. Government	5.1	171.0	(97)
Government Sponsored Agency and Other	9,251.0	12,545.5	(26)
Municipal	881.8	897.8	(2)
Trading Account	3.9	6.0	(36)

Total Securities	10,141.8	13,620.3	(26)
Loans and Leases	23,997.6	21,285.8	13

Total Earning Assets	56,188.3	49,183.2	14
Reserve for Credit Losses Assigned to Loans & Leases	(143.5)	(139.4)	3
Nonearning Assets	8,750.2	8,274.5	6

Total Assets	$64,795.0	$57,318.3	13%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$9,155.3	$8,385.6	9%
Other Time	541.2	480.2	13
Non-U.S. Offices Time	31,449.2	24,134.8	30

Total Interest-Bearing Deposits	41,145.7	33,000.6	25
Short-Term Borrowings	3,387.9	7,900.3	(57)
Senior Notes and Long-Term Debt	3,445.6	3,301.5	4

Total Interest-Related Funds	47,979.2	44,202.4	9
Demand & Other Noninterest-Bearing Deposits	8,397.8	6,485.3	29
Other Liabilities	4,046.7	2,676.7	51

Total Liabilities	60,423.7	53,364.4	13
Common Equity	4,371.3	3,953.9	11

Total Liabilities and Stockholders’ Equity	$64,795.0	$57,318.3	13%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA

($ In Millions Except Per Share Data)

	2007 Quarters				2006 Quarter
	Fourth	Third	Second	First	Fourth
Net Income Summary
Trust, Investment and Other Servicing Fees	$547.2	$508.8	$532.7	$488.9	$458.2
Other Noninterest Income	178.8	155.3	141.1	124.6	111.2
Net Interest Income (Taxable Equivalent)	246.8	228.4	208.6	210.3	206.6

Total Revenue (Taxable Equivalent)	972.8	892.5	882.4	823.8	776.0
Provision for Credit Losses	8.0	6.0	4.0	—	2.0
Noninterest Expenses	782.4	566.6	555.3	525.9	514.6

Pretax Income (Taxable Equivalent)	182.4	319.9	323.1	297.9	259.4
Taxable Equivalent Adjustment	14.7	18.8	13.4	15.6	17.3
Provision for Income Taxes	42.7	92.8	102.8	95.6	71.3

Net Income	$125.0	$208.3	$206.9	$186.7	$170.8

Per Common Share
Net Income - Basic	$0.57	$0.95	$0.94	$0.85	$0.78
- Diluted	0.55	0.93	0.92	0.84	0.77
Dividend Declared	0.28	0.25	0.25	0.25	0.25
Book Value (EOP)	20.44	19.82	19.21	18.43	18.03
Market Value (EOP)	76.58	66.27	64.24	60.14	60.69

Ratios
Return on Average Common Equity	11.34%	19.51%	20.23%	19.21%	17.14%
Return on Average Assets	0.77	1.35	1.40	1.33	1.18
Net Interest Margin	1.74	1.69	1.58	1.68	1.67

Risk-based Capital Ratios
Tier 1	9.7%	9.8%	10.0%	10.2%	9.8%
Total (Tier 1 + Tier 2)	11.9	11.6	12.0	12.4	11.9
Leverage	6.8	7.0	7.0	7.0	6.7

Assets Under Custody ($ in Billions) - EOP
Corporate	$3,802.9	$3,787.6	$3,670.1	$3,456.6	$3,263.5
Personal	332.3	329.2	319.2	297.5	281.9

Total Assets Under Custody	$4,135.2	$4,116.8	$3,989.3	$3,754.1	$3,545.4

Managed Assets	$757.2	$761.4	$766.5	$755.8	$697.2

Asset Quality ($ in Millions) - EOP
Nonperforming Loans	$23.2	$23.4	$26.8	$35.1	$35.7
Other Real Estate Owned (OREO)	6.1	5.9	5.6	1.9	1.4

Total Nonperforming Assets	$29.3	$29.3	$32.4	$37.0	$37.1

Nonperforming Assets / Loans & OREO	0.12%	0.12%	0.13%	0.17%	0.16%

Gross Charge-offs	$2.4	$2.6	$2.4	$2.3	$0.9
Less: Gross Recoveries & Foreign Translation	0.1	0.6	0.1	0.1	0.5

Net Charge-offs (Recoveries & Translation)	$2.3	$2.0	$2.3	$2.2	$0.4

Net Charge-offs (Annualized) to Average Loans	0.04%	0.03%	0.04%	0.04%	0.01%
Reserve for Credit Losses Assigned to Loans	$148.1	$143.2	$139.3	$138.3	$140.4
Reserve to Nonaccrual Loans	638%	612%	520%	394%	393%
Reserve for Other Credit-Related Exposures	$12.1	$11.3	$11.2	$10.5	$10.6